EXHIBIT 13

CERTIFICATION

     The certification set forth below is being submitted in connection with the annual report of Millea Holdings, Inc. (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Kunio Ishihara, the principal executive officer, and Yukiteru Noji, the principal financial officer, of Millea Holdings, Inc., each certifies that, to the best of his knowledge:

     1.     the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

     2.     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Millea Holdings, Inc.

Date: September 29, 2003

By:	/s/ KUNIO ISHIHARA

Name: Kunio Ishihara
Title: President and Director
(Principal Executive Officer)

By:	/s/ YUKITERU NOJI

Name: Yukiteru Noji
Title: Senior Managing Director
(Principal Financial Officer)